Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280919

PROSPECTUS

16,800,000 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 16,800,000 shares of our common stock. An aggregate of 240,000 shares of our Series A Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), convertible into 16,800,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), were sold to the selling stockholders in a private placement on April 23, 2024 (the “Private Placement”).

We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of Common Stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CDTX.” On July 30, 2024, the last reported sale price of our Common Stock was $13.13 per share.

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the Common Stock described in this prospectus.

We have not, and the selling stockholders have not, authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Cidara,” the “Company” and similar designations refer to Cidara Therapeutics, Inc. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Overview

We are a biotechnology company using our proprietary Cloudbreak® platform to develop drug-Fc conjugate (“DFC”) immunotherapies designed to save lives and improve the standard of care for patients facing serious diseases.

Our lead clinical-stage asset is CD388, a DFC intended for influenza prophylaxis, which we discovered and advanced to the clinic under a partnership with Janssen Pharmaceuticals, Inc. (“Janssen”) one of the Janssen Pharmaceutical Companies of Johnson & Johnson. To date, we have completed two Phase 1 and one Phase 2a clinical trials of CD388. In 2023, as part of a prioritization of its research and development (“R&D”) business, Janssen disclosed its intention to discontinue internal development of multiple product candidates in its infectious disease pipeline, including CD388. Through a competitive process, we reacquired all rights to develop and commercialize CD388 by executing a license and technology transfer agreement with Janssen (the “Janssen License Agreement”). Under the terms of the Janssen License Agreement, we received an exclusive, worldwide, fee-bearing but royalty-free license under certain Janssen-controlled technology to develop, manufacture and commercialize Compounds, including CD388.

Our sole R&D focus has now shifted to our proprietary Cloudbreak platform, which enables the development of novel DFCs that inhibit specific disease targets while simultaneously engaging the immune system. With the reacquisition of CD388, it is now our most advanced DFC program. CD388 is a highly potent antiviral designed to deliver universal prevention and treatment of seasonal and pandemic influenza. We believe the reacquisition of CD388, along with the capital to advance it through Phase 2b development, which we expect to initiate in the fall of 2024, is transformational for Cidara and for those who could benefit from a long-acting, universal preventative against known forms of influenza. Additional programs are targeting multiple immuno-oncology indications.

With multiple upcoming catalysts and attractive long-term potential, Cidara is committed to advancing our diverse pipeline of assets in influenza and immuno-oncology to transform the current standard of care for patients.

Corporate Information

We were incorporated in Delaware as K2 Therapeutics, Inc. in December 2012. In July 2014, we changed our name to Cidara Therapeutics, Inc. Our principal executive offices are located at 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, and our telephone number is (858) 752-6170.

We formed wholly-owned subsidiaries, Cidara Therapeutics UK Limited, in England, and Cidara Therapeutics (Ireland) Limited, in Ireland, in March 2016 and October 2018, respectively, for the purpose of developing our product candidates in Europe. Our corporate website address is www.cidara.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Private Placement

On April 23, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with the selling stockholders named in this prospectus, pursuant to which we sold and issued to the selling stockholders 240,000 shares of our Series A Preferred Stock, convertible into 16,800,000 shares of Common Stock (the “Conversion Shares”). The closing of the Private Placement occurred on April 24, 2024. We received total gross proceeds of $240 million.

On the first Trading Day (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock (the “Certificate of Designation”)) following the announcement of the Company’s stockholders approval of the issuance of all Conversion Shares and an amendment to the Company’s certificate of incorporation to increase the authorized number of shares of Common Stock to enable the issuance or reservation for issuance, as applicable, of all of the Conversion Shares, each share of Series A Preferred Stock shall automatically convert into Common Stock, at the conversion price of $14.20 per share, rounded down to the nearest whole share, subject to the terms and limitations contained in the Certificate of Designation, including that shares of Series A Preferred Stock shall not be convertible if the conversion would result in a holder beneficially owning more than 9.99% of our outstanding shares of Common Stock as of the applicable conversion date.

Pursuant to the Purchase Agreement, we agreed to file a registration statement with the SEC to register the resale of the shares of our Common Stock issued under the Purchase Agreement as soon as practicable following the receipt of the Stockholder Approval (the “Filing Date”), and in any event on or before August 7, 2024, and shall use commercially reasonable efforts to have the registration statement declared effective within 15 days following the Filing Date or, in the event that the staff of the SEC reviews and has written comments to such registration statement, within 45 days following the Filing Date.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The Offering

Common Stock offered by the selling stockholders	16,800,000 shares(1)

Terms of the offering	Each selling stockholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

Risk Factors	See “Risk Factors” on page 4, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	CDTX

(1)

Includes (i) 2,469,250 shares of Common Stock that are currently outstanding and (ii) up to 14,330,750 shares of Common Stock issuable upon conversion of an aggregate 204,725 shares of Series A Preferred Stock, each held by the selling stockholders named in this prospectus.

The selling stockholders named in this prospectus may offer and sell up to 16,800,000 shares of our Common Stock. Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “CDTX.” Shares of our Common Stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the Common Stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of Common Stock that have been issued to the selling stockholders issued in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our Common Stock.

SELLING STOCKHOLDERS

The Common Stock being offered by the selling stockholders are those shares of Common Stock issued or issuable to the selling stockholders upon conversion of the Series A Preferred Stock previously issued to the selling stockholders. For additional information regarding the issuances of those shares of Common Stock, see “Prospectus Summary—Private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time.

On July 19, 2024, we issued an aggregate of 2,469,250 shares of Common Stock to the selling stockholders upon the automatic conversion of an aggregate of 35,275 shares of Series A Preferred Stock in accordance with the terms set forth in the Certificate of Designation. Immediately following such conversion, (i) there were 7,038,241 shares of Common Stock outstanding and (ii) an aggregate of 204,725 shares of Series A Preferred Stock remained outstanding, which are convertible into an aggregate of 14,330,750 shares of Common Stock, subject to the limitations on conversion set forth in the Certificate of Designation.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of Common Stock, as of July 19, 2024. The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The percentage of shares owned prior to and after the offering in the second and fourth columns is based on 7,038,241 shares of our Common Stock outstanding on July 19, 2024. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121.

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering			Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
	Shares		%		Shares		%
RA Capital Healthcare Fund, L.P. and its affiliates (1)	703,080	(2)	9.99	7,000,000	—		—
BCLS Fund III Investments, LP (3)	703,080		9.99	7,000,000	—		—
Canaan XII L.P. (4)	703,080	(5)	9.99	1,400,000	—		—
Biotechnology Value Fund, L.P. and its affiliates (6)	703,065	(7)	9.99	1,400,000	1,395,291	(8)	6.22

(1)

RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. (“RACHF”). The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RACHF. RA Capital Management, L.P., RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(2)	Represents 703,080 shares of Common Stock. Excludes 6,296,920 shares of Common Stock issuable upon conversion of 89,956 shares of Series A Preferred Stock.

(3)

The shares reported under “Number of shares of Common Stock Owned Prior to Offering” includes 703,080 shares of Common Stock issued to BCLS Fund III Investments, LP (“BCLS Fund III Investments”) on July 19, 2024 upon the automatic conversion of 10,044 shares of Series A Preferred Stock held by BCLS Fund III Investments. In addition to the foregoing, as of July 19, 2024, BCLS Fund III Investments held 89,956 shares of Series A Preferred Stock, which are convertible into 6,296,920 shares of Common Stock, but are subject to limitations on conversion if such conversion would result in BCLS Fund III Investments beneficially owning more than 9.99% of our outstanding Common Stock. The shares reported under “Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus” includes 703,080 shares of Common Stock held directly by BCLS Fund III Investments and 6,296,920 shares of Common Stock issuable upon conversion of 89,956 shares of Series A Preferred Stock held by BCLS Fund III Investments, without regard to the beneficial ownership limitation. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the manager of Bain Capital Life Sciences III General Partners, LLC, which is the general partner of Bain Capital Life Sciences Fund III, L.P., which is the managing member of BCLS Fund III Investments GP, LLC, which is the general partner of BCLS Fund III Investments. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLS Fund III Investments. The address of BCLS Fund III Investments is c/o Bain Capital Life Sciences, 200 Clarendon Street, Boston, MA 02116.

(4)	The address for Canaan XII L.P. is 2765 Sand Hill Road, Menlo Park, CA 94025.
(5)	Represents 703,080 shares of Common Stock. Excludes 696,920 shares of Common Stock issuable upon conversion of 9,956 shares of Series A Preferred Stock.
(6)	The address for Biotechnology Value Fund, L.P. and its affiliates is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.
(7)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2024, by Biotechnology Value Fund, L.P., on behalf of itself, BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings, LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert. Represents 343,055 shares of Common Stock held by Biotechnology Value Fund, L.P. and its affiliates, and 360,010 shares of Common Stock issued upon conversion of 5,143 shares of Series A Preferred Stock. Excludes 1,052,236 shares of Common Stock issuable upon conversion of 2,104,472 shares of Series X Preferred Stock, as applicable, due to a 9.99% beneficial ownership limit as outlined in the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock filed as Exhibit 3.1 to our Form 8-K filed with the SEC on May 21, 2018. Excludes 1,039,990 shares of Common Stock issuable upon conversion of 14,857 shares of Series A Preferred Stock, as applicable, due to a 9.99% beneficial ownership limit as outlined in the Certificate of Designation. Biotechnology Value Fund, L.P., BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings, LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert have shared voting and investment power over the shares.

(8)

Based upon a Schedule 13G/A filed with the SEC on February 14, 2024, by Biotechnology Value Fund, L.P., on behalf of itself, BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings, LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert. Represents 343,055 shares of Common Stock held by Biotechnology Value Fund, L.P. and its affiliates, and 1,052,236 shares of Common Stock issuable upon conversion of 2,104,472 shares of Series X Preferred Stock. Biotechnology Value Fund, L.P., BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings, LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert have shared voting and investment power over the shares.

Relationships with Selling Stockholders

Board of Directors and Executive Officers

RA Capital Healthcare Fund, L.P. is an affiliate of Laura Tadvalkar, Ph.D., a member of our board of directors since April 2024.

Private Placement

The description set forth above under “Prospectus Summary—Private Placement” is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable to the selling stockholders upon the conversion of the selling stockholders’ Series A Preferred Stock purchased in the Private Placement to permit the resale of such shares of Common Stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register such shares of Common Stock.

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling such securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date as of which all the Conversion Shares have been sold pursuant to the Registration Statement and (ii) that date as of which none of the Conversion Shares remain outstanding, subject to the Company’s right to suspend pursuant to Section 4.15(d) of the Purchase Agreement. The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities covered hereby may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters, including the validity of the shares of Common Stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report (which contains an explanatory paragraph describing the 2022 consolidated financial statements have been restated to correct misstatements as described in Note 1 to the consolidated financial statements and an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.cidara.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36912):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 22, 2024;

•	our Definitive Proxy Statements on Schedule 14A, filed with the SEC on March 4, 2024 and June 3, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

•

our Current Reports on Form 8-K filed with the SEC on February 9, 2024, April 5, 2024, April 16, 2024, April 22, 2024, April 24, 2024, April 24, 2024, as amended by the Form 8-K/A filed with the SEC on April 29, 2024, May 3, 2024, May 20, 2024, and July 18, 2024 (other than the portions thereof which are furnished and not filed); and

•

the description of our Common Stock, which is registered under Section  12 of the Exchange Act, filed as Exhibit 4.4 to the Quarterly Report on 10-Q filed with the SEC on August 13, 2020, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121, Attn: Corporate Secretary or may be made telephonically at (858) 752-6170.

You also may access these filings on our website at www.cidara.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Cidara Therapeutics, Inc.

16,800,000 Shares of Common Stock

PROSPECTUS

July 31, 2024